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                                                                     EXHIBIT 5.1

                         STROOCK & STROOCK & LAVAN LLP

                                180 Maiden Lane

                            New York, New York 10038


August 10, 1998

AMETEK, Inc.
Station Square
Paoli, Pennsylvania  19301

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to AMETEK, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (the "Registration Statement") relating to the offer (the "Exchange Offer") by the Company to exchange $1,000 principal amount of its 7.20% Senior Notes due 2008 (the "Exchange Notes") for each $1,000 principal amount of its outstanding 7.20% Senior Notes due 2008 (the "Private Notes"), of which $225,000,000 aggregate principal amount was issued and sold on July 17, 1998 in a transaction exempt from registration under the Act and is outstanding on the date hereof. The Private Notes were issued under, and the Exchange Notes are to be issued under, the Indenture dated as of July 17, 1998 between the Company and Chase Manhattan Trust Company, National Association, as trustee (the "Trustee").

As such counsel, we have examined originals or copies of (i) the Certificate of Incorporation and By-Laws of the Company, each as amended to date, (ii) the Indenture and (iii) the Registration Statement. We have also examined original, reproduced or certified copies of all such records of the Company, such agreements and such certificates of officers and representatives of the Company and others, and such statutes and authorities, as we have deemed relevant and necessary to form the basis of the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of the copies of documents supplied to us as copies thereof. As to various matters of fact material to the opinions hereinafter expressed, we
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AMETEK, Inc.
August 10, 1998
Page 2


have relied on representations, statements and certificates of officers and representatives of the Company and others.

For purposes of the opinions hereinafter expressed, we have assumed that (a) each party (other than the Company) to any document, including, without limitation, the Indenture, has the power to enter into and perform all its obligations thereunder, (b) each such party (other than the Company) has taken all necessary actions to authorize the due execution, delivery and performance of such document by it, and (c) each such document is the legal, valid and binding obligation of each such party (other than the Company) thereto.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to express any opinion herein concerning, any laws other than the laws of the State of New York, the federal laws of the United States of America and the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that:

     1. The execution and delivery of the Indenture have been duly authorized by the Company and the Indenture constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that we express no opinion as to the validity or enforceability of rights of indemnity or contribution, or both. Our opinion in this paragraph is subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and to general principles of equity.

     2. The Exchange Notes have been duly and validly authorized and, when duly executed by the proper officers of the Company, duly authenticated by the Trustee and issued by the Company in accordance with the terms of the Indenture and the Exchange Offer, will constitute the legal, valid and binding obligations of the Company and will be entitled to the benefits of the Indenture, except that we express no opinion as to the validity or enforceability of rights of indemnity or contribution, or both. Our opinion in this paragraph is subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and to general principles of equity.
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AMETEK, Inc.
August 10, 1998
Page 3



We consent to being named in the Registration Statement and related prospectus as counsel who are passing upon the legality of the Exchange Notes for the Company and to the reference to our name under the caption "Legal Matters" in such prospectus. We also consent to the filing of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving such consents, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,


/s/  STROOCK & STROOCK & LAVAN LLP


STROOCK & STROOCK & LAVAN LLP